EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: July 7, 2009

Oilsands Quest announces resignation and participation at conference

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex: BQI) announces the resignation of Jamey Fitzgibbon as President and Chief Operating Officer for personal reasons. Mr. Fitzgibbon will remain with the Company in a consulting capacity for a transition period. Christopher Hopkins, the Company's Chief Executive Officer, will now take on an additional role as President.

The Company would like to thank Mr. Fitzgibbon for his contributions.

Christopher Hopkins will be presenting at the TD Newcrest Unconventional Oil Forum on Wednesday July 8, 2009. A link to the corporate slide presentation will be posted on the Oilsands Quest website www.oilsandsquest.com on July 8, 2009.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring Canada's largest holding of contiguous oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first global-scale oil sands discovery. It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:

Riyaz Mulji

Manager, Investor Relations

Email: ir@oilsandsquest.com

Investor Line: 1-877-718-8941